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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the following Registration Statements:

  (1)
  Registration Statement (Form S-8 No. 333-169714) of Rhino Resource Partners LP and

  (2)
  Registration Statement (Form S-3 No. 333-199263) of Rhino Resource Partners LP

of our report dated March 25, 2016, with respect to the consolidated financial statements of Rhino Resource Partners LP included in this Annual Report (Form 10-K) of Rhino Resource Partners LP for the year ended December 31, 2015.

/s/ ERNST & YOUNG LLP

Louisville, Kentucky
March 25, 2016

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM